Exhibit 26.9
                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                                     20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                     TRUSTEE PURSUANT TO SECTION 305(B)(2)


                             SOCIETY NATIONAL BANK
              (Exact name of Trustee as specified in its charter)

National Banking Association                             34-0797057
(Jurisdiction of incorporation or                        (I.R.S. Employer
organization if not a U.S. national bank)                Identification Numbers)

127 Public Square, Cleveland, Ohio                       44114
(Address of principal executive                          (Zip Code)
offices)

                     Clive M. Nagy, Society National Bank,
                127 Public Square, Corporate Trust - 15th Floor,
                     Cleveland, OH 44114-1306, 216/689-7549


                          THE CIT GROUP HOLDINGS, INC.
              (Exact Name of obligor as specified in its charter)

Delaware                                                     13-2994534
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

1211 Avenue of the Americas
New York, New York                                           10036
(Address of principal executive offices)                     (Zip code)


                                Debt Securities
                      (Title of the indenture securities)


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Item 1. General information

     Furnish the following information as to the trustee -

     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency, Washington, D.C.
          Federal Deposit Insurance Corporation, Washingston, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes

Item 2. Affiliations with the obligor

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     The  obligor is not an affiliate of the trustee.

No responses are included for Items 3 - 15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16. List of exhibits

     List below all exhibits filed as a part of this statement of eligibility.

     1. Exhibit T1A(a) A copy of the Amended  Articles of Association of Society
                       National Bank as now in effect. (see Exhibit T1A(a) to T-1 to Registration Statement No. 33-52685)

     2. Exhibit T1A(b) Certificate of Authority of Trustee to Commence Business.
                       (see Exhibit T1A(b) to T-1 to Registration Statement No. 33-52685)

     3. Exhibit T1A(c) Authorization of the Trustee to exercise  Corporate Trust
                       Powers. (see Exhibit T1A(c) to T-1 to Registration Statement No. 33-52685)

     4. Exhibit T1B    A copy of  By-Laws  of  Society  National  Bank as now in
                       effect. (see Exhibit T1B to T-1 to Registration Statement
                       No. 33-52685)

     5. Exhibit T1C    A copy  of each  Indenture  referred  to in  Item 4.  Not
                       Applicable

     6. Exhibit T1D    The Trustee's  consent  required by Section 321(b) of the
                       Trust  Indenture Act of 1939.  (see Exhibit T1D to T-1 to
                       Registration Statement No. 33-52685)

     7. Exhibit T1E    A copy of the latest  report of  condition of the Trustee
                       published pursuant to law or the requirements of its supervising or examining authority.

     8. Exhibit T1F    A copy of any order pursuant to which the foreign trustee
                       is  authorized  to act as sole trustee  under  indentures
                       qualified  or  to  be   qualified   under  the  Act.  Not
                       Applicable.

     9. Exhibit T1G    Foreign   trustees are required  to furnish a  consent to
                       service of process (on Form F-X). Not Applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Society National Bank, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cleveland, and State of Ohio on the 6th day of March, 1995.

                                                 SOCIETY NATIONAL BANK




                                                 By:       /s/ C. M. NAGY
                                                     ---------------------------
                                                             C.M. Nagy
                                                 Its:      Vice President



[Corporate Seal]

ATTEST:

By:      /s/ D. KOVACH
   ---------------------------
          D. Kovach
Its:  Assistant Secretary

                                                                       EXHIBIT E


Legal Title of Bank:   Society National Bank            Call Date:     12/31/94
Address:               127 Public Square                ST-BK: 39-1495 FFIEC 031
City, State  Zip:      Cleveland, OH 44114-1306                        Page RC-1
FDIC Certificate No.:  17534


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet

                                                                                            C400
                                                    Dollar Amounts in Thousands RCFD     Bil Mil Thou

ASSETS
1.   Cash and balance due from depository institutions (from Schedule RC-A):
     a.  Noninterest-bearing balances and currency and coin (1)..............   0081       1,427,949  1.a.
     b.  Interest-bearing balances (2).......................................   0071         350,700  1.b.
2.   Securities:
     a.  Held-to-maturity securities (from Schedule RC-B, column A)..........   1754       2,749,166  2.a.
     b.  Available-for-sale securities (from Schedule RC-B, column D)........   1773       1,208,521  2.b.
3.   Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
     a.  Federal funds sold..................................................   0276         870,416  3.a.
     b.  Securities purchased under agreements to resell.....................   0277          73,687  3.b.
4.   Loans and lease financing receivables:
     a.  Loans and leases, net of unearned income
          (from Schedule RC-C).......................   RCFD 2122   16,858,996                        4.a
     b.  LESS: Allowance for loan and lease losses...   RCFD 3123      398,353                        4.b
     c.  LESS: Allocated transfer risk reserve.......   RCFD 3128            0                        4.c
     d.  Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and 4.c..................   2125      16,460,643  4.d
5.   Assets held in trading amounts..........................................   3545         131,686  5.
6.   Premises and fixed assets (including capitalized leases)................   2145         345,650  6.
7.   Other real estate owned (from Schedule RC-M)............................   2150          15,858  7.
8.   Investments in unconsolidated subsidiaries and associated
       companies (from Schedule RC-M)........................................   2130             452  8.
9.   Customers' liability to this bank on acceptance outstanding.............   2155           9,976  9.
10.  Intangible assets (from Schedule RC-M)..................................   2143         117,827 10.
11.  Other assets (from Schedule RC-F).......................................   2160         808,915 11.
12.  Total assets (sum of items 1 through 11)................................   2170      24,571,446 12.

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(1)  Includes cash items in process of collection and unposted debits.

(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:   Society National Bank            Call Date:     12/31/94
Address:               127 Public Square                ST-BK: 39-1495 FFIEC 031
City, State  Zip:      Cleveland, OH 44114-1306                        Page RC-2
FDIC Certificate No.:  17534


Schedule RC -- Continued
                                                    Dollar Amounts in Thousands            Bil Mil Thou
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C from
        Schedule RC-E, part I)...............................................   RCON 2200   13,711,690  13.a.
         (1) Noninterest-bearing(1) ................    RCON 6631   3,531,254                           13.a.(1)
         (2) Interest-bearing.......................    RCON 6636  10,180,436                           13.a.(2)
     b. In foreign offices, Edge and Agreement subsidiaries,
        and IBFs (from Schedule RC-E, part II)...............................   RCFN 2200    3,957,225  13.b.
         (1) Noninterest-bearing....................    RCFN 6631           0                           13.b.(1)
         (2) Interest-bearing.......................    RCFN 6636   3,957,225                           13.b.(2)
14. Federal funds purchased and  securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and  Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased...............................................   RCFD 0278    1,671,824  14.a.
    b. Securities sold under agreements to repurchase........................   RCFD 0279       46,530  14.b.
15. a. Demand notes issued to the U.S. Treasury..............................   RCON 2840      226,349  15.a.
    b. Trading liabilities...................................................   RCFD 3548        7,170  15.b.
16. Other borrowed money:
    a. With original maturity of one year or less............................   RCFD 2332    1,194,145  16.a.
    b. With original maturity of more than one year..........................   RCFD 2333    1,434,980  16.b.
17. Mortgage indebtedness and obligations under capitalized leases...........   RCFD 2910       10,518  17.
18. Bank's liabilities on acceptances executed and outstanding...............   RCFD 2920        9,976  18.
19. Subordinated notes and debentures........................................   RCFD 3200      398,729  19.
20. Other liabilities (from Schedule RC-G)...................................   RCFD 2930      273,388  20.
21. Total liabilities (sum of items 13 through 20)...........................   RCFD 2948   22,942,524  21.

22. Limited-life preferred stock and related surplus.........................   RCFD 3282            0  22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus............................   RCFD 3838            0  23.
24. Common stock.............................................................   RCFD 3230      206,863  24.
25. Surplus (exclude all surplus related to preferred stock).................   RCFD 3839      708,102  25.
26. a. Undivided profits and capital reserves................................   RCFD 3632      785,414  26.a.
    b. Net unrealized holding gains (losses) on
       available-for-sale securities.......................................   RCFD 8434      (71,457) 26.b.
27. Cumulative foreign currency translation adjustments......................   RCFD 3284            0  27.
28. Total equity capital (sum of items 23 though 27).........................   RCFD 3210    1,628,922  28.
29. Total liabilities, limited-life preferred stock, and equity capital
       sum of items 21, 22 and 28)...........................................   RCFD 3300   24,571,446  29.


Memorandum
To be reported only with the March Report of Condition.

1.   Indicate  in the box at the right the  number of the  statement  below that
     best describes the most comprehensive  level of auditing work performed for               Number
     the bank by independent external auditors as of any date during 1993...........  RCFD 6724  N/A    M.I.



1 - Independent audit of the bank cunducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.

2 - Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
     (but not on the bank separately)

3 - Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 -  Directors'  examination of the  bank  performed by other external  auditors
     (may be required by state chartering authority)

5  - Review of the bank's financial statements by external auditors

6  - Compilation of the bank's financial statements by external auditors

7  - Other audit procedures (excluding tax preparation work)

8  - No external audit work

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(1)  Includes  total demand  deposits and  noninterest-bearing  time and savings deposits.


